Exhibit 10.16
FIRST AMENDMENT
TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT
     This First Amendment to the First Amended and Restated Credit Agreement (“Amendment”) is made as of the 15th day of December, 2010 by and between Tufco, L.P. (“Borrower”), Tufco Technologies, Inc. (“Parent”) and JPMorgan Chase Bank, N.A. (“Bank”).
RECITALS
     The parties entered into a First Amended and Restated Credit Agreement dated as of March 15, 2010 (“Credit Agreement”).
     The parties desire to amend the Credit Agreement as set forth herein.
     NOW, THEREFORE, the parties hereto agree as follows:
1.	Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.

2.	In Article 1, Section 1.1 of the Credit Agreement the Revolving Termination Date is changed from January 31, 2011 to January 31, 2012.

3.	In Article 1, Section 1.1 of the Credit Agreement, the Bank Revolving Commitment is changed from Eight Million Dollars ($8,000,000.00) to Ten Million Dollars ($10,000,000.00).

4.	In Article 12, Section 12.2 of the Credit Agreement, the first paragraph is deleted and the following is inserted in its place:
     “The Parent shall maintain a Consolidated After Tax Net Income on a cumulative basis in fiscal year 2011 of not less than a negative $300,000 as of December 31, 2010, and not less than a negative $150,000 as of March 31, 2011, and not less than a positive $250,000 as of June 30, 2011 and not less than a positive $750,000 as of September 30, 2011.”
5.	This Amendment is a modification only and not a novation.

6.	Except for the above stated amendments, the Credit Agreement shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Credit Agreement and made a part thereof.

7.	The parties acknowledge and agree that this Amendment is limited to the terms above stated and shall not be construed as an amendment of any other terms or provisions of the Credit Agreement. The parties hereby specifically ratify and affirm the terms and provisions of the Credit Agreement except as herein changed. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Bank’s part to grant other or future amendments, should any be requested.

8.	The Borrower agrees to pay all fees and out of pocket disbursements incurred by the Bank in connection with this Amendment.
     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.

BORROWER AND PARENT: TUFCO, L.P.
By:		Tufco LLC, its
Managing General Partner

	By:	Tufco Technologies, Inc.
Its Sole Managing Member

/s/ Michael B. Wheeler
Michael B. Wheeler
Authorized Officer for the Managing Member

TUFCO TECHNOLOGIES, INC.
/s/ Michael B. Wheeler
Michael B. Wheeler
Chief Financial Officer, Vice President and Secretary

BANK: JPMORGAN CHASE BANK, N.A.,
/s/ Bruce E. Zak
Bruce E. Zak
Regional President

     The undersigned Guarantors consent to the foregoing Amendment and acknowledge the continuing validity and enforceability of the Guaranties.

GUARANTORS: TUFCO TECHNOLOGIES, INC.
/s/ Michael B. Wheeler
Michael B. Wheeler
Chief Financial Officer, Vice President and Secretary

TUFCO LLC
By:		Tufco Technologies, Inc.,
Its Sole Managing Member

/s/ Michael B. Wheeler
Michael B. Wheeler
Authorized Officer of the Managing Member

HAMCO MANUFACTURING AND DISTRIBUTING LLC
By:		TUFCO, LP
its Sole Managing Member

	By:	TUFCO LLC,
its Managing General Partner

By: TUFCO TECHNOLOGIES, INC.,
its Sole Managing Member

/s/ Michael B. Wheeler
Michael B. Wheeler
Chief Financial Officer, Vice President and Secretary

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